===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         OPINION RESEARCH CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          OPINION RESEARCH CORPORATION

                                 23 Orchard Road
                           Skillman, New Jersey 08558

                  --------------------------------------------
                                    NOTICE OF

                                 ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT

                  --------------------------------------------

                         Annual Meeting of Stockholders

                                  May 13, 2003

                          OPINION RESEARCH CORPORATION
                                 23 Orchard Road
                           Skillman, New Jersey 08558

                                 _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 2003

                                 _______________

     The Annual Meeting of Stockholders of Opinion Research Corporation (the "Company") will be held on Tuesday, May 13, 2003 at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, for the following purposes:

     1. To elect a Director to serve until the 2006 Annual Meeting of Stockholders of the Company and until his successor has been duly elected and qualified.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003.

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The close of business on March 25, 2003 was established as the record date for the Meeting. All stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The proxies are solicited by the Board of Directors. The return of the proxy will not affect your right to vote in person if you do attend the Meeting. A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002, is also enclosed.

                                By order of the Board of Directors

                                           DOUGLAS L. COX
                                             Secretary

March 31, 2003

--------------------------------------------------------------------------------
                                    IMPORTANT

A Proxy Statement and proxy are submitted herewith. All stockholders are urged to complete and mail the proxy promptly. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the Meeting may personally vote on all matters which are considered, in which event the signed proxy is revoked. It is important that your shares be voted.
--------------------------------------------------------------------------------

                          OPINION RESEARCH CORPORATION
                                 23 Orchard Road
                           Skillman, New Jersey 08558

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Opinion Research Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 13, 2003, at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice, and the enclosed proxy are first being mailed to stockholders on or about March 31, 2003.

         The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the foregoing notice, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

         When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Shares and Voting Rights

         On March 25, 2003, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote 6,042,852 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each share is entitled to one vote on each matter.

         Under the Company's by-laws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

         The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. All other matters require the affirmative vote of a majority of the votes cast at the Meeting.

         Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the shares voting on a matter. However, because shares which abstain and shares represented by broker non-votes are nonetheless considered outstanding shares, abstentions and broker non-votes with regards to any proposal requiring the affirmative vote of the holders of a majority of the outstanding shares of Common Stock will have the same effect as voting "against" the proposal.

Principal Stockholders

         The following table sets forth certain information regarding the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the Common Stock and the Company's Series B Preferred Stock (the "Series B Preferred Stock") at the close of business on February 24, 2003. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                 Common Stock
                                                 ------------

Name and Address                                    Amount              Percent
of Beneficial Owner                           Beneficially Owned       of Class
-------------------                           ------------------       --------

LLR Equity Partners, L.P. (1)(2)                   1,956,558            28.84
The Belgravia Building
1811 Chestnut Street, Suite 210
Philadelphia, PA 19103

Gruber & McBaine Capital Management (1)              745,800            12.34
50 Osgood Place
San Francisco, CA 94133

John F. Short (3)(4)(5)                              551,928             8.78
23 Orchard Road
Skillman, NJ 08558

Cannell Capital Management, L.L.C. (1)               485,999             8.04
600 California Street
San Francisco, California 94108

                                               Common Stock
                                               ------------

Name and Address                                 Amount                 Percent
of Beneficial Owner                        Beneficially Owned           of Class
-------------------                        ------------------           --------

Allied Capital (1)(6)                           437,029                   6.74
1919 Pennsylvania Avenue NW
Washington, DC 20006-3434

Dimensional Fund Advisors Inc.(1)               334,900                   5.54
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

----------------------

(1) Based solely on information provided to the Company by the beneficial owners.

(2) Includes 1,107,665 shares of common stock and 672,274 shares of common stock underlying an exercisable warrant held by LLR Equity Partners, L.P., and 108,393 shares of common stock and 68,226 shares of common stock underlying an exercisable warrant held by LLR Equity Partners Parallel, L.P.

(3) Does not include 49,896 shares of common stock held in trusts for the benefit of the children of Mr. Short. Mr. Short disclaims beneficial ownership of these shares.

(4) Includes 159,625 shares of common stock held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(5) Includes 245,208 shares of common stock subject to options exercisable within 60 days of February 24, 2003 beneficially owned by Mr. Short.

(6) Includes 276,785 and 160,244 shares of common stock underlying exercisable warrants held by Allied Capital Corporation and Allied Investment Corporation, respectively.

                                     Series B Preferred Stock
                                     ------------------------

Name and Address                             Amount                 Percent
of Beneficial Owner                     Beneficially Owned          of Class
-------------------                     ------------------          --------

LLR Equity Partners, L.P.                      9                      90.00
The Belgravia Building
1811 Chestnut Street, Suite 210
Philadelphia, PA 19103

LLR Equity Partners Parallel, L.P.             1                      10.00
The Belgravia Building
1811 Chestnut Street, Suite 210
Philadelphia, PA 19103

Security Ownership of Management

         The following table sets forth certain information regarding the Common Stock and the Series B Preferred Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, and each of the Company's four other most highly compensated executive officers in 2002 (the "Named Executive Officers"), and by all directors and executive officers of the Company as a group, at the close of business on February 24, 2003. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                 Amount of                        Amount of Series
     Name of                                   Common Stock       Percent         B Preferred Stock      Percent
Beneficial Owner                            Beneficially Owned    of Class       Beneficially Owned      of Class
----------------                            ------------------    --------       ------------------      --------
John F. Short (1)(2)(3)                           551,928            8.78                 0                    *
James T. Fink (1)                                 126,596            2.09                 0                    *
Douglas L. Cox (1)                                131,870            2.16                 0                    *
Frank J. Quirk                                     23,862               *                 0                    *
Ruth R. Wolf (1)                                    3,322               *                 0                    *
Stephen A. Greyser (1)                            139,584            2.26                 0                    *
Lenard B. Tessler (1)                              50,000               *                 0                    *
Dale J. Florio (1)                                 24,377               *                 0                    *
Seth J. Lehr (4)                                1,956,558           28.84                10               100.00
John J. Gavin (1)                                  17,869               *                 0                    *
All Directors and Executive
Officers as a Group (13 persons) (5)(6)         3,081,616           41.82                10               100.00

------------------------

*    Denotes less than one percent of applicable class.

(1) Includes options exercisable within 60 days of February 24, 2003 for each of the Named Executive Officers and directors as follows: Mr. Short - 245,208; Mr. Cox - 60,600; Dr. Fink - 1,168; Professor Greyser - 127,084;
     Ms. Wolf - 333; Mr. Tessler - 50,000; Mr. Florio - 20,000; Mr. Gavin - 10,000.

(2) Does not include 49,896 shares of common stock held in trusts for the benefit of the children of Mr. Short. Mr. Short disclaims beneficial ownership of these shares.

(3) Includes 159,625 shares of common stock held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(4) Includes (a) 1,107,665 shares of common stock, 672,274 shares of common stock underlying an exercisable warrant and 9 shares of Series B Preferred Stock held by LLR Equity Partners, L.P., and (b) 108,393 shares of common stock, 68,226 shares of common stock underlying an exercisable warrant and 1 share of Series B Preferred Stock held by LLR Equity Partners Parallel, L.P. Mr. Lehr is a managing member of LLR Capital, L.L.C. which is the general partner of LLR Capital, L.P. which, in turn, is the general partner of both LLR Equity Partners, L.P. and LLR Equity Partners Parallel, L.P. Mr. Lehr disclaims beneficial ownership of these shares.

(5) The 112,000 shares of common stock beneficially owned by the executive officers of the Company and held pursuant to the Company's Retirement Plan are included only once in the total.

(6) Includes three executive officers who are not among the Named Executive Officers.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of these reports. Based on the Company's review of the reports received by it, the Company believes that all filings required to be made by the Reporting Persons for 2002 were made on a timely basis.

                             MANAGEMENT COMPENSATION

Summary Compensation Table

         The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Named Executive Officers.

                                                                                  Long-Term Compensation
                                                  Annual Compensation                      Awards
                                           --------------------------------    ---------------------------
                                                               Other Annual     Restricted  Shares Subject     All Other
    Name and Principal                     Salary     Bonus    Compensation       Stock      to Options      Compensation
        Position                   Year     ($)        ($)        ($)(1)       Award(s)($)       (#)             ($)(2)
   -------------------             ----    -------   -------   ------------    -----------  --------------   -------------
John F. Short                      2002    443,485   262,500        3,753           0           50,000          56,220 (3)(4)
Chairman, CEO                      2001    435,813         0       13,696           0                0          55,559 (3)
and President                      2000    372,115   237,500        1,547           0           90,000          55,556 (3)

Frank J. Quirk                     2002    245,726    85,800            0           0                0          12,000
Chairman and CEO                   2001    248,665    62,600            0           0                0          10,588
Macro International Inc.           2000    237,739    66,064            0           0                0           7,277

James T. Fink *                    2002    296,751         0            0           0                0               0
Vice Chairman and CEO              2001    120,420         0            0           0                0               0
Worldwide Market Research          2000          0         0            0           0                0               0

Douglas L. Cox                     2002    224,480    70,000            0           0                0           5,764
Executive Vice President           2001    222,537         0       43,533           0            1,800           5,100
and Chief Financial Officer        2000    209,692    50,000        4,411           0                0           5,100

Ruth R. Wolf                       2002    225,000    52,890            0           0                0               0
Chief Executive Officer            2001    222,404    75,000            0           0            1,000               0
ORC ProTel, Inc.                   2000    157,500         0            0           0                0               0

-------------------------

     * Dr. James T. Fink rejoined the Company in August 2001.

(1) Amounts in this column represent the dollar value of the difference between the price paid by the Named Executive Officer for shares of the Company's Common Stock purchased under the Opinion Research Corporation Stock Purchase Plan for Non-Employee Directors and Designated Employees and Consultants (the "Non-Qualified Plan") and the fair market value of such shares on the date of purchase. The Non-Qualified Plan provides for purchases of the Common Stock at the same percentage discount as is offered to all qualified employees under the Opinion Research Corporation Employee Stock Purchase Plan.

(2) Amounts in this column consist of Company contributions under various profit sharing and retirement plans for each Named Executive Officer.

(3) The Company has an agreement with a trust established for the benefit of the children of Mr. Short whereby the Company pays certain premiums on life insurance policies on Mr. Short, to which the trust is the beneficiary. The Company is entitled to the repayment of the premiums paid on these insurance policies upon maturity. The premiums paid on behalf of Mr. Short by the Company were $46,143 in 2002, $46,146 in 2001, and $46,143 in 2000.

(4) Includes Company payments on behalf of Mr. Short of $4,313 to cover the premiums payable on a supplemental disability policy and a $5,500 Company match under the Company's Defined Contribution Plan.

Stock Option Grants During 2002

    The following table contains information concerning the grant of stock options to the Named Executive Officers. The Company does not have any plans pursuant to which stock appreciation rights ("SARs") may be granted.

                              Option Grants in 2002
                              ---------------------

                                                                                         Potential Realizable Value
                                                                                         at Assumed Annual Rates of
                                                                                        Stock Price Appreciation for
                                      Individual Grants                                       Option Terms (2)
                       -------------------------------------------------                ----------------------------
                         Number of         % of Total
                         Securities          Options
                         Underlying        Granted To      Exercise or
                          Options         Employees in      Base Price     Expiration
     Name                Granted (#)          2002            ($/Sh)*         Date         5% ($)          10% ($)
-------------------    --------------    --------------   --------------  ------------  ------------     -----------
John F. Short (1)          50,000             55.2%            5.12         02/21/09       104,218         242,872

Douglas L. Cox                  0                0%               0                0             0               0

Frank J. Quirk                  0                0%               0                0             0               0

James T. Fink                   0                0%               0                0             0               0

Ruth R. Wolf                    0                0%               0                0             0               0

--------------------

  * All options have an exercise price equal to or greater than the market price of the Common Stock on the date of grant.

(1) The options become exercisable in three equal annual installments beginning on February 21, 2003.

(2) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified compounded rates of appreciation on the Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

Stock Option Exercises and Holdings During 2002

     The following table sets forth information related to options exercised during 2002 by the Named Executive Officers and the number and value of options held at December 31, 2002 by such individuals. The Company does not have any plan pursuant to which SARs may be granted.

                       Aggregated Option Exercises in 2002
                     and Option Values at December 31, 2002
                     --------------------------------------

                                                Number of Securities               Value of
                                                     Underlying             Unexercised In-the-Money
                      Shares      Value        Unexercised Options at              Options at
                   Acquired On   Realized      December 31, 2002 (#)        December 31, 2002 ($)(1)
     Name          Exercise (#)    ($)     Exercisable    Unexercisable   Exercisable   Unexercisable
---------------    ------------    ---     -----------    -------------   -----------   -------------
John F. Short           0           0          275,208           33,333         5,917          11,833

Douglas L. Cox          0           0           60,600            1,200        54,720               0

Frank J. Quirk          0           0                0                0             0               0

James T. Fink           0           0            1,168                0           555               0

Ruth R. Wolf            0           0              333              667             0               0

------------------

(1) The closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 2002 was $5.475

Employment Agreements

     Mr. Short has an employment agreement with the Company providing for an annual salary of $350,000 subject to annual increases during the term of the agreement, as determined by the Compensation Committee of the Board of Directors. In addition, Mr. Short is eligible to receive incentive compensation as determined by the Compensation Committee of the Board of Directors. The agreement provides that in the event Mr. Short's employment is terminated by the Company without cause or Mr. Short terminates the employment for "cause" (as defined therein), in addition to his compensation through the date of such termination, he is to receive an immediate cash payment equal to two times his annual base compensation, unless such termination occurs within 24 months after a change in control (as defined therein), in which case Mr. Short shall receive an immediate cash payment equal to two and one-half times his annual base compensation.

     Mr. Cox has an employment agreement with the Company providing for an annual salary that is subject to annual increases during the term of the agreement, as determined by the Chief Executive Officer of the Company. In addition, Mr. Cox is eligible to receive incentive compensation in accordance with short-term and/or long-term incentive compensation programs established by the Company from time to time.

     Mr. Quirk has an employment agreement with the Company providing for an annual salary that is subject to annual increases during the term of the agreement, as determined by the Chief

Executive Officer of the Company. In addition, Mr. Quirk is eligible to receive incentive compensation in accordance with short-term and/or long-term incentive compensation programs established by the Company from time to time.

     Dr. Fink has an employment agreement with the Company providing for an annual salary that is subject to annual increases during the term of the agreement, as determined by the Chief Executive Officer of the Company. In addition, Dr. Fink is eligible to receive incentive compensation in accordance with short-term and/or long-term incentive compensation programs established by the Company from time to time.

     Ms. Wolf has an employment agreement with ORC ProTel, Inc. providing for an annual salary that is subject to annual increases during the term of the agreement, as determined by the Chief Executive Officer of the Company. In addition, Ms. Wolf is eligible to receive incentive compensation in accordance with short-term and/or long-term incentive compensation programs established by the Company from time to time.

Certain Relationships and Related Transactions

     For information regarding certain related party transactions, see "Compensation Committee Interlocks and Insider Participation," elsewhere in this proxy statement.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

Compensation Philosophy and Components

     The Company's compensation philosophy is established by the Committee, which consists of two independent directors.

     The Committee believes that leadership and motivation of the Company's executives are critical to establishing the Company's success both in the marketplace and as an investment for our stockholders. The Committee will ensure that the Company's executives are compensated in a manner that furthers the Company's business strategies and aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for the compensation program:

.. The Company will offer competitive total compensation that will attract the best talent, motivate individuals to perform at their highest levels, reward outstanding achievement, and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value.

.. The Company will maintain a significant portion of executive total compensation at risk, tied both to annual and long-term financial performance and the creation of stockholder value.

.. The Company will encourage executives to manage from the perspective of owners with equity stakes in the Company.

     The components of the Company's executive compensation program include a balanced mix of the following:

     Base compensation: this is established for each executive position based on job responsibilities, level of experience, individual contribution to the business, as well as analyses of competitive industry practice.

     Incentive compensation: this is established based on the factors listed above under base compensation, the completion of specific objectives, plus specific quantitative performance factors including, revenues and earnings growth, operating income as a percentage of revenues, and revenues and earnings relative to budgeted levels.

     Stock options: the Company uses stock options as a long-term, non-cash incentive to align the long-term interests of executive officers with those of the stockholders of the Company. Stock options are awarded at the market price of the Common Stock on the date of grant, vest over three years and expire seven years after the date of grant. Award sizes are based upon individual performance, level of responsibility and potential to make significant contributions to the Company.

     Benefits: it is the Company's intent to be competitive with, but not to exceed, the practices of other professional service firms regarding health, retirement and other benefit programs.

Compensation of the Chief Executive Officer in 2002

     The Committee awarded Mr. Short a base compensation of $450,000 and a bonus of $262,500 for 2002.

     The Committee's criteria for determining Mr. Short's compensation are driven by the competitive marketplace, the performance of Mr. Short and the Company and a desire to increase the relative proportion of variable, performance-based-compensation to total compensation.

     The Committee has reviewed the compensation of other chief executive officers within the marketing services industry, and considered the effectiveness of Mr. Short in shaping the strategy, culture, discipline, and focus of the management team, his anticipation of market trends and adjustment of the Company's plans and investments, consistent with the maximization of long-term stockholder value.

Qualifying Executive Compensation for Deductibility under the Internal Revenue Code

     Beginning in 1994, Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to a corporation's chief executive officer and to each of the other four highest-paid executive officers unless this compensation qualifies as "performance-based." The Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under the Code. Further, base salary and bonus levels are expected to remain well below the limitation in the foreseeable future.

Compensation Committee:
Stephen A. Greyser, D.B.A.
Dale J. Florio

                          REPORT OF THE AUDIT COMMITTEE

     The section below describes the oversight of the Company's financial reporting and auditing processes.

     Composition. The Audit Committee of the Board of Directors is composed of three directors, Lenard B. Tessler (Chairman), John J. Gavin and Professor Stephen A. Greyser, D.B.A. all of whom are independent directors as defined in Rule 4200(a)(14) of the Nasdaq listing standards. All of the members of the Audit Committee are able to read and understand financial statements. In addition, at least one member, John J. Gavin, satisfies the financial sophistication requirements of Rule 4350(d)(2) of the Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter was revised in 2002 and is attached as Appendix A.

     Responsibilities. Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Board has delegated to the Audit Committee the responsibility to, among other things: (i) oversee and monitor the Company's financial reporting, auditing and accounting process, (ii) appoint, compensate and oversee the Company's independent auditors and (iii) provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The Audit Committee's duties and responsibilities are embodied in a written charter, which is evaluated annually. Most recently, the Audit Committee has evaluated the effect of the Sarbanes-Oxley Act on the Audit Committee and its charter. The Sarbanes-Oxley Act sets forth a number of new corporate governance standards, including certain audit committee responsibilities. Additionally, Nasdaq currently has proposed changes to its corporate governance and listing requirements before the SEC for approval. In light of the Sarbanes-Oxley Act and the Nasdaq proposals, the Audit Committee and the Board approved a new Audit Committee Charter, which is attached hereto as Appendix A. The Audit Committee has considered and will continue to reconsider its charter in light of these legislative and rule-making initiatives with the intention of maintaining full compliance with the Sarbanes-Oxley Act and any applicable Nasdaq listing standards or SEC rules.

     Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules.

     Reviews with Management and Independent Auditors and other Activity in 2002. In fulfilling its responsibilities, the Audit Committee reviewed the quarterly and audited annual financial statements, including press releases and revenue and earnings guidance, with management and the independent auditors. The reviews included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     During the course of the year, the Audit Committee revised the Audit Committee Charter, reviewed and approved all services of the independent auditors, established a policy concerning the hiring of former employees of the independent audit firm and established a procedure for the submission of complaints, including confidential submissions, from employees on questionable accounting matters. The Audit Committee also reviewed the Company's accounting principles, the system of internal controls, the existence of any off-balance sheet or affiliate transactions, legal and ethical compliance, adherence to the Company's policies and procedures and the Company's internal audit program.

     The Audit Committee received from the independent auditors, reports on critical accounting policies and practices, any alternative treatments of financial information within generally accepted accounting principles that had been discussed with management, any accounting disagreements between the auditors and management and any material written communications between the auditors and management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of the provision of non-audit services by the auditors with the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope, plans, staffing and fees for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the adequacy and effectiveness of the accounting and financial controls, the overall quality of the Company's financial reporting and other matters warranting committee attention.

     The Audit Committee held seven meetings during 2002.

     Summary. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

Audit Committee:

Lenard B. Tessler, Chairman
John J. Gavin
Stephen A. Greyser, D.B.A.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock during the period commencing December 31, 1997 and ending December 31, 2002, with (a) the cumulative total return of the Nasdaq Stock Market and (b) S&P SmallCap 600 Index. The comparison assumes $100 was invested on December 31, 1997, in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.

                                     [GRAPH]

                                    ------------------------------------------------------------
                                     12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
------------------------------------------------------------------------------------------------
Opinion Research Corporation          100.0      95.7     156.5       83.7    115.5      97.4
------------------------------------------------------------------------------------------------
S&P SmallCap 600 Index                100.0      98.7     110.9      124.0    132.1     112.8
------------------------------------------------------------------------------------------------
Nasdaq Stock Market Total

Return Index                          100.0     140.9     251.9      157.4    124.9      86.3
------------------------------------------------------------------------------------------------

                               BOARD OF DIRECTORS

Compensation of Directors

     For 2002, each director who was not an employee of the Company (an "independent director") was entitled to receive $15,000 per annum. In addition, each independent director was paid $5,000 for chairing a Committee, $1,500 for each Board meeting attended, and $1,250 for each Committee meeting attended. All directors were entitled to be reimbursed for incidental travel expenses incurred in attending Board and Committee meetings.

     Pursuant to the 1997 Stock Incentive Plan, each independent director is automatically granted options to acquire the "formula number" of shares of Common Stock. The exercise price for these options is equal to the fair market value of the underlying shares on the date of grant. The options are non-qualified stock options.

     The independent directors' options become exercisable on the first anniversary of the date of grant provided the independent director is a member of the Board of Directors on that date. The "formula number" of the stock option grants for 2002 was 5,000 for each director. In addition, each director will be granted options to purchase an additional 5,000 shares of Common Stock for chairing a Committee.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee or the Stock Option Committee (Executive Officers) are executive officers of the Company or any of its subsidiaries.

     None of the executive officers of the Company serve on the Board of Directors of another entity, except that Mr. Short, along with Professor Greyser, serves on the Board of Directors of a joint venture established by the Company with a third party for the purpose of developing new products for the Company. The Company has a 43% interest in the joint venture but controls 50% of the voting shares. Neither Mr. Short nor Professor Greyser receives compensation for serving on the Board of Directors for the joint venture.

     Over several years, the Company made loans to certain executive officers of the Company bearing an interest rate of 9.5%. The current corporate policy prohibits the making of loans to all officers and directors. Mr. Short has an outstanding loan with the Company, which has been grandfathered. Including accrued interest, the aggregate amount of indebtedness outstanding at December 31, 2002 was $158,183 due from Mr. Short.

     The Faculty Group, Inc., of which Professor Greyser is a principal, received from the Company $50,000 in consulting fees during 2002.

Committees and Meetings of the Board of Directors

     The business of the Company is managed under the direction of its Board of Directors, which meets regularly during the year to review significant developments affecting the Company and act on matters requiring the Board of Directors' approval. The Board of Directors met three times during the fiscal year ended December 31, 2002, took certain other actions by unanimous consent and held periodic informal telephonic updates. Every director attended all of the meetings of the Board of Directors with the exception of one meeting of the Board that one director was unable to attend. All Committee members attended all of their respective Committee meetings, with the exception of one meeting of the Audit Committee that one director was unable to attend.

     The Board of Directors has established six standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee (Executive Officers), a Stock Option Committee (Non-Executive Officers), and a Nominations Committee.

     The Executive Committee

     The Executive Committee was established to perform such duties as the Board of Directors may from time to time direct and, with certain limitations, to exercise the authority of the full Board of Directors. Mr. Short (Chairman) and Professor Greyser serve as members of the Executive Committee. The Executive Committee did not meet during 2002.

     The Audit Committee

     The Audit Committee is charged with carrying out its duties as detailed in its charter which is attached as Appendix A. Mr. Tessler (Chairman), Mr. Gavin and Professor Greyser serve as members of the Audit Committee. The Audit Committee met seven times during 2002.

     The Compensation Committee

     The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. Professor Greyser (Chairman) and Mr. Florio serve as members of the Compensation Committee. The Compensation Committee met five times during 2002.

     The Stock Option Committees

     The Stock Option Committee (Executive Officers) and the Stock Option Committee (Non-Executive Officers) together serve as the Committee described in the 1997 Stock Incentive Plan (the "Plan"). The Stock Option Committee (Executive Officers) administers the Plan solely with respect to persons who are directors or principal officers as defined in the Plan, and the Stock Option Committee (Non-Executive Officers) administers the Plan solely with respect to other persons. Professor Greyser (Chairman) and Mr. Florio serve as members of the Stock Option Committee (Executive Officers). Mr. Short served as the Stock Option Committee (Non-Executive Officers) in 2002. The Stock Option Committees met once during 2002.

     The Nominations Committee

     The Nominations Committee was established to consider and make recommendations to the Board of Directors regarding Board qualifications, structure and membership. Professor Greyser (Chairman) and Mr. Short serve as members of the Nominations Committee. The Nominations Committee has not adopted any procedures whereby the Nominations Committee will consider nominees to the Board of Directors suggested by the Company's stockholders. The Nominations Committee met twice during 2002.

                              ELECTION OF DIRECTORS

     At the Meeting, the stockholders will elect one director to hold office until the Annual Meeting of Stockholders to be held in 2006 and until his successor has been duly elected and qualified. Proxies executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of the person named below. Should the nominee become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors. The nominee is currently serving as a director of the Company.

     The following sets forth certain information about the nominee:

     Mr. Frank J. Quirk, 62, was elected to the Board of Directors in June 2000. Mr. Quirk joined the Company in 1999 with the acquisition of Macro International Inc. ("Macro"), where he served, and continues to serve, as the Chief Executive Officer since 1980. Under his direction Macro has grown from $3 million in annual revenues to over $105 million today. Mr. Quirk received his A.B. and M.B.A. from Cornell University.

Directors whose present terms continue until 2004:

     Mr. Lenard B. Tessler, 50, joined the Board of Directors in July 1997. Mr. Tessler is a Managing Director of Cerberus Capital Management, L.P., a New York based investment management firm, which he joined in May 2001. Prior to joining Cerberus he was a founding partner of TGV Partners, a private investment partnership formed in April 1990. Mr. Tessler served as Chairman of the Board of Empire Kosher Poultry from 1994 to 1997, after serving as its President and Chief Executive Officer from 1992 to 1994. Before founding TGV Partners, Mr. Tessler was a founding partner of Levine, Tessler, Leichtman & Co., a leveraged buyout firm formed in 1987. From 1982 to 1987, Mr. Tessler was a founder, director and executive vice president of Walker Energy Partners, a publicly traded master limited partnership in the oil and gas industry, and subsequently he served as an independent financial consultant to financially troubled companies in that industry. Prior thereto, Mr. Tessler practiced accounting in New York specializing in tax. Mr. Tessler received an M.B.A. from Fairleigh Dickinson University. Mr. Tessler currently serves as a member of the board of directors of G&G Retail Holdings, Inc., Garfield & Marks Designs, Ltd., Inc., Meridian Rail LLC, and Anchor Glass Container Corporation.

     Mr. Dale J. Florio, 48, was appointed to the Board of Directors in July 1999. Mr. Florio is an attorney and co-founder of the Princeton Public Affairs Group, a firm specializing in public relations, public affairs, and government relations. Immediately prior to co-founding the Princeton Public Affairs Group in 1987, Mr. Florio was responsible for managing Philip Morris' state and local government affairs program throughout all 50 states. Before joining Philip Morris, Mr. Florio served as federal public affairs representative with the National Association of Manufacturers and as an administrative assistant to a member of the New Jersey General Assembly. Mr. Florio received a law degree from Seton Hall Law School.

Directors whose present terms continue until 2005:

     Mr. John F. Short, 58, was appointed Chief Executive Officer and Chairman of the Board of Directors in 1999. Mr. Short joined the Company and was appointed as its Chief Financial Officer in 1989. He joined the Board of Directors in 1991. Mr. Short was later appointed Vice Chairman in 1992 and President in 1998. Prior to joining the Company, Mr. Short served as the Chief Financial Officer of Hay Systems, Inc., a wholly owned subsidiary of the Hay Group.

     Professor Stephen A. Greyser, 68, has been a member of the Board of Directors since 1993. Professor Greyser is the Richard P. Chapman Professor (Marketing/Communications) Emeritus at Harvard Business School, where he has been on the faculty for over 35 years. Professor Greyser was associated with the Harvard Business Review for 35 years as an editor, research director, and Editorial Board Secretary and Chairman. Since 1972, Professor Greyser has been a Trustee of the Marketing Science Institute, a non-profit business-supported research center in marketing, and from 1972 through 1980 he served as its Executive Director. From 1985 through 1993, Professor Greyser served on the Board of Directors of the Public Broadcasting Service, where he was Vice Chairman from 1991 through 1993. Professor Greyser serves on the Board of Directors of the investment services firm Gruntal & Co. Professor Greyser received A.B., M.B.A., and D.B.A. degrees from Harvard University.

Directors elected by the Series B Preferred Stockholders:

     Mr. Seth J. Lehr, 46, was elected to the Board of Directors by the Series B Preferred Stockholders in October 2000 pursuant to the terms of the Opinion Research Corporation Designation of Series B Preferred Stock. Mr. Lehr is a founding partner of LLR Equity Partners, L.P., a $260 million private equity fund founded in 1999. Prior to forming LLR, Mr. Lehr was a Managing Director and group head of the investment banking division of Legg Mason Wood Walker from 1992 to 1999. Mr. Lehr currently serves on the Board of Directors of various companies, including ICT Group, Inc., Welocalize, Inc., Weathervane Retail Stores, Inc., and Gordman's, Inc. Mr. Lehr is involved in a number of charitable activities and has served on various community boards. Mr. Lehr received his B.S. and M.B.A. from the Wharton School of the University of Pennsylvania.

     Mr. John J. Gavin, 47, was elected to the Board of Directors by the Series B Preferred Stockholders in October 2000 pursuant to the terms of the Opinion Research Corporation Designation of Series B Preferred Stock. Mr. Gavin is President and Chief Operating Officer of Right Management Consultants, Inc. Right Management Consultants, Inc. is the world's largest career management and outplacement firm with revenues in excess of $450 million. Mr. Gavin joined Right Management Consultants, Inc. in 1996 as Executive Vice President. Prior to joining Right Management Consultants, Inc., Mr. Gavin was a Partner with Andersen Worldwide. Mr. Gavin joined Andersen Worldwide in 1978 and was made Partner in 1990. Mr. Gavin serves on the Board of Directors of Right Management Consultants, Inc., the Global Health Ministry, and is on the Advisory Board of Temple University's School of Business. Mr. Gavin is a certified public accountant and a graduate of Temple University.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
             STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has appointed the firm of Ernst & Young LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year. The Board of Directors has determined to request the stockholders to ratify the appointment, although stockholder ratification is not required. If the stockholders do not ratify the appointment, the Board of Directors may consider the appointment of a new independent auditor but will not be obligated to do so.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to answer appropriate questions of stockholders.

Audit Fees

     Fees for audit services totaled approximately $259,000 in 2002 and approximately $232,000 in 2001, including fees associated with the annual report, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees

     Fees for audit-related services totaled approximately $78,000 in 2002 and approximately $62,000 in 2001. Audit-related services principally include accounting consultations, internal control reviews and benefit plan audits.

Tax Fees

     Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $251,000 in 2002 and $177,000 in 2001.

All Other Fees

     There were no other services provided in 2002 or 2001.

     The Audit Committee has considered whether the provision of services other than audit services by Ernst & Young LLP is compatible with maintaining its independence.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE
                APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                              INDEPENDENT AUDITORS

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 2004 must be received by December 30, 2003 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that Meeting. Stockholder proposals should be directed to Douglas L. Cox, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

     A stockholder of the Company may wish to have a proposal presented at the Annual Meeting of Stockholders in 2004, but not to have such proposal included in the Company's Proxy Statement and Form of Proxy relating to that meeting. If notice of any such proposal is not received by the Company at the address set forth on the first page of this Proxy Statement by February 15, 2004 then such proposal shall be deemed "untimely" for purposes of Rule 14a-5(e) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                             SOLICITATION OF PROXIES

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to Douglas L. Cox, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                                   APPENDIX A

                          Opinion Research Corporation
                             Audit Committee Charter

Organization

This charter governs the operations of the audit committee of Opinion Research Corporation (the "Company"). The members of the committee shall be members of, and appointed by, the board of directors of the Company and shall comprise at least three directors, each of whom satisfies the independence requirements of applicable SEC and/or Nasdaq regulations. All committee members shall be able to read and understand financial statements at the time of their appointment, and at least one member shall be a "financial expert," as defined by applicable SEC and/or Nasdaq regulations.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, the independent auditors, the internal auditors, and the management of the Company.

In discharging its role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and with the authority to engage and determine funding for independent counsel and other advisors as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

.. The committee shall have the sole authority to appoint (subject, if applicable, to shareholder ratification), determine funding for, and oversee, the independent auditors, and to resolve disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at each of its scheduled meetings.

.. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standard Board.

.. The committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and Nasdaq listing standards.

.. In advance of the commencement of the engagement of the independent auditors for the current year, the committee shall review the proposed scope of the audit, the proposed staffing of the audit and the fees proposed to be charged for such audit. Also, the committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor and manage business risk, and legal and ethical compliance programs (e.g., the Company's Code of Conduct).

.. The committee shall meet with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management's response.

.. The committee shall receive regular reports from the independent auditor with respect to:

   . the critical accounting policies and practices of the Company, . all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and
   . other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

.. The committee shall review management's assessment of the effectiveness of the Company's internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assessment.

   . The committee shall review reports from management on material weaknesses or deficiencies in the design or operation of internal controls and on any fraud that involves personnel having a significant role in the Company's internal controls.

   . The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

   . The committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

   . The committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

   . The committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

   . The committee shall prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

   . The committee shall review and approve all transactions between the Company and related parties.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         OPINION RESEARCH CORPORATION

   The undersigned, a holder of Common Stock of OPINION RESEARCH CORPORATION (the "Company"), hereby constitutes and appoints JOHN F. SHORT and DOUGLAS L. COX, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 13, 2003 at 10:00 a.m., at 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as follows:

1.  [_]  FOR the nominee for director listed below.
    [_]  WITHHOLD AUTHORITY to vote for the nominee for director listed below.
         Nominee:  Frank J. Quirk

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003.

   [_] FOR      [_] AGAINST      [_] ABSTAIN

3.  To vote on such other business as may properly come before the meeting.

   Unless otherwise specified, the shares will be voted "FOR" the election of the nominee for director and "FOR" the other proposal as previously set forth. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.


--------------------------------------------------------------------------------
                    (Please date and sign on reverse side)

                          (Continued from other side)

   THE UNDERSIGNED HEREBY ACKNOWLEGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF OPINION RESEARCH CORPORATION.

   I plan to attend the Annual Meeting

                                              Date:_______________________, 2003

                                              __________________________________
                                              Signature of Stockholder

                                              __________________________________
                                              Signature of Stockholder

NOTE: Please sign this proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.

    Please sign, date and return in the enclosed postage-prepaid envelope.